                                                               Exhibit (a)(1)(v)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer -- Social Security numbers have nine digits separated by two hyphens: i.e.,. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the proper identification number to give:

------------------------------------------------------------------

                                       Give the name and
                                       SOCIAL SECURITY
             For this type of account: number of --
             ------------------------- ---------------------------
              1.  Individual account   The individual

              2.  Two or more          The actual owner of the
                  individuals (joint   account or, if combined
                  account)             funds, the first individual
                                       on the account(1)

              3.  Custodian account    The minor(2)
                  of a minor (Uniform
                  Gift to Minors Act)

              4.  a. The usual         The grantor-trustee(1)
                    revocable savings
                    trust (grantor is
                    also trustee)

                  b. The so-called     The actual owner(1)
                    trust account that
                    is not a legal or
                    valid trust under
                    state law

              5.  Sole proprietorship  The owner(3)

------------------------------------------------------------------

                                        Give the name and
                                        EMPLOYER
                                        IDENTIFICATION
             For this type of account:  number of --
             -------------------------- --------------------------
              6.   A valid trust        Legal entity (do not
                   estate, or pension   furnish the identification
                   trust                number of the personal
                                        representative or
                                        trustee unless the legal
                                        entity itself is not
                                        designated in the
                                        account title)(4)

              7.   Corporation          The corporation

              8.   Association, club,   The organization
                   religious,
                   charitable,
                   educational, or
                   other tax-exempt
                   organization

              9.   Partnership          The partnership

             10.   A broker or          The broker or nominee
                   registered
                   nominee

             11.   Account with the     The public entity
                   Department of
                   Agriculture in the
                   name of a public
                   entity (such as a
                   State or local
                   government,
                   school district, or
                   prison) that
                   receives
                   agricultural
                   program payments

--------------------------------------------------------------------------------

(1)List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.
(2)Circle the minor's name and furnish the minor's social security number.
(3)You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employment identification number.
(4)List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

   . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).

   .  The United States or any agency or instrumentality thereof.

   . A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

   . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

   .  An international organization or any agency, or instrumentality thereof.

Payees that may be Exempt from Backup Withholding:

   .  A corporation.

   .  A foreign central bank of issue.

   . A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

   . A futures commission merchant registered with the Commodity Futures Trading Commission.

   .  A real estate investment trust.

   . An entity registered at all times during the tax year under the Investment Company Act of 1940.

   .  A common trust fund operated by a bank under section 584(a).

   .  A financial institution.

   .  A middleman known in the investment community as a nominee or custodian.

   .  A trust exempt from tax under section 664 or described in section 4947.


Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

   .  Payments to nonresident aliens subject to withholding under section 1441.

   . Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

   .  Payments made by certain foreign organizations.

   .  Payments of patronage dividends not paid in money.

   .  Section 404(k) distributions made by an ESOP.


Payments of interest not generally subject to backup withholding include the following:

   . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

   . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

   .  Payments described in section 6049(b)(5) to non-resident aliens.

   .  Payments on tax-free covenant bonds under section 1451.

   .  Payments made by certain foreign organizations.

   .  Mortgage or student loan interest paid to you.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N.

Privacy Act Notice. -- Section 6109 requires most recipients of dividends, interest, or other payments to provide identifying number for identification purposes and to help verify the accuracy of your return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties.

(1) Penalty for Failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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